Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Appoints New Director

HOUSTON, Feb. 27, 2015 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that its board of directors appointed Doyle L. Arnold as a Class I Director, effective immediately. He will fill the vacancy created by the resignation of Beryl Raff, Chief Executive Officer of Helzberg Diamonds, who has served on the Group 1 Board of Directors since 2007. Ms. Raff resigned from Group 1’s Board to avoid potential conflicts due to the recently announced acquisition of a large auto group by her employer, Berkshire Hathaway, Inc., the parent company of Helzberg Diamonds. Mr. Arnold will become a Class I Director and will stand for election by Group 1’s shareholders at the Company’s 2015 Annual Meeting.

Mr. Arnold has served as the Vice Chairman and Chief Financial Officer of Zions Bancorporation in Salt Lake City, Utah since 2005. Prior to joining Zions Bancorporation, Mr. Arnold held a variety of increasingly responsible positions in the banking field, including positions with the U.S. Treasury Department, Wells Fargo & Company and BankAmerica Corporation. He obtained his Bachelor of Arts degree from Rice University in Houston, Texas and his Master of Business Administration degree from Stanford University in Palo Alto, California. Mr. Arnold currently serves on the Rice University Board of Trustees.

Mr. Arnold will serve on both the Audit and Nominating/Governance Committees of the Group 1 Board. John Adams, Group 1’s Chairman of the Board commented, “Doyle brings a wealth of large corporation and financing industry experience to our Board. This will be extremely valuable as we strive to continue to further grow our automotive retail business in the future.”

About Group 1 Automotive, Inc.
Group 1 owns and operates 150 automotive dealerships, 195 franchises, and 38 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com